Exhibit 5.1

CONSENT

TO:	OLYMPUS PACIFIC MINERALS INC,
AND TO:	BERNS & BERNS, COUNSELORS AT LAW
AND TO:	U.S. SECURITIES & EXCHANGE COMMISSION (THE “SECURITIES REGULATOR”)
FROM:	MICON INTERNATIONAL LIMITED (“Micon”)
RE:	TECHNICAL REPORT - BONG MIEU GOLD PROJECT, VIETNAM

Reference is made to the technical report (the “Technical Report”) entitled “A Technical Review of the Bong Mieu Gold Project, Vietnam”, dated November 30, 2004, and incorporated by reference in the Technical Report, another report titled “Pre-Feasibility Study on the HoGan Deposit of the Bong Mieu Gold Project, Vietnam”, dated November 2004, which we prepared for Olympus Pacific Minerals Inc. (the “Company” or “Olympus”).

We hereby consent to the filing of the Technical Report with the Securities Regulator, and to the written disclosure of the Technical Report and the inclusion of extracts therefrom or a summary thereof in the Annual Form 20-F. We further agree to being named as an expert in the Annual 20F statement (Form 20-F).

Dated this 12th day of July, 2007.

Micon International Limited
Per: Signed
Ian Ward, P. Eng.
President, Micon International Limited.

CONSENT

TO:	OLYMPUS PACIFIC MINERALS INC.
AND TO:	BERNS & BERNS, COUNSELORS AT LAW
AND TO:	US. SECURITIES & EXCHANGE COMMISSION (THE “SECURITIES REGULATOR”)
PROM:	MICON INTERNATIONAL LIMITED (“Micon”)
RE:	TECHNICAL REPORT, THE DAK SA PROJECT - PHUOC SON GOLD PROPERTY, VIETNAM

Reference is made to a preliminary assessment study (the “Report”) entitled “A Technical Report, The Dak Sa Project — Phuoc Son Gold Property, Vietnam”, dated June 17, 2005,which we prepared for Olympus Pacific Minerals Inc. (the “Company” or “Olympus”).

We hereby consent to the filing of the Report with the Securities Regulator, and to the written disclosure of the Report and the inclusion of extracts therefrom or a summary thereof in the Annual Form 20-F. We further agree to being named as an expert in the Annual 20F statement (Form 20-F).

Dated this 12th day of July, 2007.

Micon International Limited
Per: Signed
Ian Ward, P.Eng.
President, Micon International Limited.